CONSENT

        We hereby consent to the use of our firm name in SFX Broadcasting, Inc.'s Registration Statement on Form S-4 and in the Prospectus forming a part of such Registration Statement. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                        FISHER WAYLAND COOPER LEADER
                                            & ZARAGOZA L.L.P.

Dated: June 21, 1996